U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

      Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2004

                           LAIDLAW GLOBAL CORPORATION
             (Exact Name of Registrant as specified in its charter)

           Delaware                    33-37203-D               13-4093923
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                   Identification Number)

                     575 Madison Avenue, New York, NY 10022
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (212) 937-8465

Item 5. Other Events

The Board of Laidlaw Global Corporation ("Corporation") has met this 29th day of March 2004 and has resolved that the Corporation formally terminates all employees including senior management in order to prevent the accumulation of any further liabilities. Thus the Corporation has ceased all operations for now and will not contemplate any resumption short of the consummation of a reverse merger.

The Board will remain and has designated the C.E.O to continue as sole Managing Director without compensation in order to expedite closing matters in an orderly manner and continue attempting to find an operating company willing to reverse itself into the Corporation. The Corporation has a $ 29 million net operating loss. All U.S. based litigations at the level of the parent corporation have been settled or have agreements in principle for a settlement to be implemented. All interested parties can contact the Corporation via email at Laidlawglobal@aol.com.

Short of an agreement with a third party for a reverse merger within the next 21 days, it is unlikely that the company will resume operations or be able to meet the requirements of completing a 10-K for the year 2003. All 10 Q for the year 2003 have previously been filed.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                              LAIDLAW GLOBAL CORPORATION


                                              By: /s/ Roger E. Benedelac
                                                  ----------------------
                                              Roger E. Bendelac
                                              Chairman